Financial Statement Disclosure for Western Asset High
Income Opportunity

As previously disclosed, on September 16, 2005 the staff of the Securities and Exchange Commission informed Smith
Barney Fund Management LLC ("SBFM"), the former investment adviser and administrator to various closed-end funds, including the Fund, that the staff was considering recommending administrative proceedings against it for alleged violations of Section 19(a) and 34(b) of the Investment Company Act (and related Rule 19a-1). On
September 27, 2007, SBFM, without admitting or denying any findings therein, consented to the entry of an order by the Securities and Exchange Commission relating to the disclosure by High Income Opportunity Find Inc. (HIO), the name of the fund prior to October 9, 2006, of the sources of distributions paid by the funds between 2001 and 2004.
SBFM agreed to pay a fine of $450,000, for which it was indemnified by Citigroup, Inc., its former parent. It is not expected that this matter will adversely impact the Fund or its current investment adviser. Salomon Brothers
Asset Management Inc., an affiliate of SBFM consented to a similar order by the SEC.

Financial Statement Disclosure for Western Asset Zenix
Income Fund Inc.

As previously disclosed, on September 16, 2005 the staff of the Securities and Exchange Commission informed Smith
Barney Fund Management LLC ("SBFM"), the former investment adviser and administrator to various closed-end funds, including the Fund, that the staff was considering recommending administrative proceedings against it for alleged violations of Section 19(a) and 34(b) of the Investment Company Act (and related Rule 19a-1). On
September 27, 2007, SBFM, without admitting or denying any findings therein, consented to the entry of an order by the Securities and Exchange Commission relating to the disclosure by Zenix Income Fund Inc. (ZIF), the name of the fund prior to October 9, 2006, of the sources of distributions paid by the funds between 2001 and 2004. SBFM agreed to pay a fine of $450,000, for which it was indemnified by Citigroup, Inc., its former parent. It is not expected that this matter will adversely impact the Fund or its current investment adviser. Salomon Brothers
Asset Management Inc., an affiliate of SBFM consented to a similar order by the SEC.
Financial Statement Disclosure for  Western Asset Managed
High Income Fund Inc.

As previously disclosed, on September 16, 2005 the staff of the Securities and Exchange Commission informed Smith
Barney Fund Management LLC ("SBFM"), the former investment adviser and administrator to various closed-end funds, including the Fund, that the staff was considering recommending administrative proceedings against it for alleged violations of Section 19(a) and 34(b) of the Investment Company Act (and related Rule 19a-1). On
September 27, 2007, SBFM, without admitting or denying any findings therein, consented to the entry of an order by the Securities and Exchange Commission relating to the disclosure by Managed High Income Fund Inc. (MHY), the name of the fund prior to October 9, 2006, of the sources of distributions paid by the funds between 2001 and 2004. SBFM agreed to pay a fine of $450,000, for which it was indemnified by Citigroup, Inc., its former parent. It is not expected that this matter will adversely impact the Fund or its current investment adviser. Salomon Brothers
Asset Management Inc., an affiliate of SBFM consented to a similar order by the SEC.

Financial Statement Disclosure for Western Asset High
Income Fund
As previously disclosed, on September 16, 2005 the staff of the Securities and Exchange Commission informed Salomon
Brothers Asset Management Inc ("SBAM"), the former investment adviser and administrator to various closed-end funds, including the Fund, that the staff was considering recommending administrative proceedings against it for alleged violations of Section 19(a) and 34(b) of the Investment Company Act (and related Rule 19a-1). On
September 27, 2007, SBAM, without admitting or denying any findings therein, consented to the entry of an order by the Securities and Exchange Commission relating to the disclosure by Salomon Brothers High Income Fund, (HIF), the name of the fund prior to October 9, 2006, of the sources of distributions paid by the funds between 2001 and 2003.
SBAM agreed to pay a fine of $450,000, for which it was indemnified by Citigroup, Inc., its former parent. It is not expected that this matter will adversely impact the Fund or its current investment adviser. Smith Barney Fund
Management LLC., an affiliate of SBAM consented to a similar order by the SEC.
Financial Statement Disclosure for Western Asset High
Income Fund II
As previously disclosed, on September 16, 2005 the staff of the Securities and Exchange Commission informed Salomon
Brothers Asset Management Inc ("SBAM"), the former investment adviser and administrator to various closed-end funds, including the Fund, that the staff was considering recommending administrative proceedings against it for alleged violations of Section 19(a) and 34(b) of the Investment Company Act (and related Rule 19a-1). On
September 27, 2007, SBAM, without admitting or denying any findings therein, consented to the entry of an order by the Securities and Exchange Commission relating to the disclosure by Salomon Brothers High Income Fund II (HIX), the name of the fund prior to October 9, 2006, of the sources of distributions paid by the funds between 2001 and 2003. SBAM agreed to pay a fine of $450,000, for which it was indemnified by Citigroup, Inc., its former parent. It is not expected that this matter will adversely impact the Fund or its current investment adviser. Smith Barney Fund
Management LLC., an affiliate of SBAM consented to a similar order with by SEC.



Proposed Financial Statement Disclosure for All Open-end
Funds and Other Closed-end Funds
As previously disclosed, on September 16, 2005 the staff of the Securities and Exchange Commission informed Smith
Barney Fund Management LLC ("SBFM") and Salomon Brothers
Asset Management (?SBAM?), that the staff was considering recommending administrative proceedings against SBFM and SBAM for alleged violations of Section 19(a) and 34(b) of the Investment Company Act (and related Rule 19a-1). On
September 27, 2007, SBFM and SBAM, without admitting or denying any findings therein, consented to the entry of an order by the Securities and Exchange Commission relating to the disclosure by certain other funds that are closed-end funds of the sources of distributions paid by the funds between 2001 and 2004. Each of SBFM and SBAM agreed to pay a fine of $450,000, for which it was indemnified by Citigroup, Inc., its former parent. It is not expected that this matter will adversely impact the Fund or its current investment adviser.